SUBCONTRACT AGREEMENT

                                      TITLE

     "SMALL TUG:  MINIATURE FLIGHT EXPERIMENT DEMONSTRATING CISLUNAR CARGO TUG
                                  TECHNOLOGIES"


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


SELLER:  SPACEDEV, INC.. . . . . . .  SUBCONTRACT #:N0405-SC-NNM05AA92C-01
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                                       MODIFICATION #:
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ADDRESS:  13855 STOWE DRIVE. . . . .  SUBPROJECT #:
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          POWAY, CA 92064              DATE:
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                                       TYPE: FIRM FIXED PRICE
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                                       VALUE:
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Non  disclosure
                                  INTRODUCTION

This  Subcontract  Agreement  (the "Subcontract") is made between Andrews Space,
Inc.  (hereinafter  known  as "Buyer"), a Washington corporation, with principal offices  in  Seattle,  Washington,  and  SpaceDev,  Inc.  (hereinafter  known as
"Seller"),  a  Colorado  corporation,  with principal offices in Poway, CA   The
effort  to be performed by Seller under this Subcontract will be part of Buyer's
Prime Contract (number) NNM05AA92C which has been issued by National Aeronautics and  Space Administration, "NASA".  The work, defined in Attachment I "Statement of  Work"  will be performed on a Firm Fixed Price basis, in accordance with the following  terms  and  conditions

                                      PAGE

1.     INVOICES

Invoices  shall  be prepared in duplicate and contain the following information;
Subcontract number, Subproject number, labor categories, hourly rates, labor hours, extended totals by category, material and other direct costs detail shall be separated from labor costs. Invoices will be mailed to:
(2  copies  unless  otherwise  specified):

          Andrews  Space,  Inc.
          505  5th  Avenue,  South,  Suite  300
          Seattle  WA  98104

Invoices shall clearly reference a unique invoice number on each invoice, period of incurred costs, and the date of the invoice. Invoices shall include the "Amount Previously Billed," the "Amount of this Invoice," the "Withhold Amount", and the "Total Amount Billed to Date" for each labor category. Seller shall submit invoices for the full amount stating the amount of withhold/retention for each line item billed.

Example:     Line  Item  1          $10,000
             -  Less  withhold        1,000
             Total  Amount  Owed      9,000

2.     1852.216-78  FIRM  FIXED  PRICE  (DEC  1988)

(a)  The  total  firm  fixed  price  of  this  Subcontract  is   $1,249,493

(b)  The following milestone payment schedule is established for the Fixed Price
Base  Year:

 PHASE  I  FIXED  PRICE  MONTHLY  PAYMENT  SCHEDULE
---------------------------------------------------

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WORK MONTH  MONTHLY PAYMENT   CUMULATIVE PAYMENT
----------  ----------------  -------------------
Jun-05 . .  $        100,000  $           100,000
----------  ----------------  -------------------
Jul-05 . .  $        104,000  $           204,000
----------  ----------------  -------------------
Aug-05 . .  $         97,000  $           301,000
----------  ----------------  -------------------
Sep-05 . .  $        131,000  $           432,000
----------  ----------------  -------------------
Oct-05 . .  $        142,000  $           574,000
----------  ----------------  -------------------
Nov-05 . .  $        142,000  $           716,000
----------  ----------------  -------------------
Dec-05 . .  $        135,000  $           851,000
----------  ----------------  -------------------
Jan-06 . .  $        165,000  $         1,001,000
----------  ----------------  -------------------
Feb-06 . .  $         83,194  $         1,166,000
----------  ----------------  -------------------
Mar-06 . .  $      1,249,194
----------  ----------------


The final payment will not made until the Final Report is accepted by the Buyer.

3.     DESCRIPTION/SPECIFICATIONS/STATEMENT  OF  WORK  (FEB  2001)

The  Description/Specifications/Statement  of  Work  is  Attachment  A-1.

4.     TECHNICAL  AND  CONTRACTUAL  REPRESENTATIVES

The  following  authorized  representatives  are  hereby  designated  for  this
Subcontract:

     Seller:                              Buyer:

     Technical    __Keith Beals_____________        Technical __Eric Wetzel_____

     Contractual  __Michelle  Crouch__________     Contractual  __Marian Joh____

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                                      PAGE


Either Party may change their authorized representative(s) by giving advance written notification to the other Party.

4.1.     CONTACTS

Contacts with Buyer which affect the subcontract prices, schedule, statement of work, and Subcontract terms and conditions shall be made with the authorized Contractual Representative. No changes to this Subcontract shall be binding upon Buyer unless incorporated in a written modification to this Subcontract and signed by Buyer's contractual representative.

4.2.     CHANGES

Buyer may, by written notice to Seller at any time before completion of this Subcontract, make changes within the general scope of this Subcontract in any one of the following: (a) drawings, designs, or specifications; (b) quantity;
(c) delivery; (d) method of shipment or routing; and (e) make changes in the amount of Buyer furnished property. If any such change causes a material increase or decrease in any hourly rate or the not-to-exceed price, or the time required for the performance of any part of the work under this Subcontract, the Buyer shall make an equitable adjustment in the price, hourly rates or delivery schedule, and shall modify the Subcontract not-to-exceed price. As a condition precedent to any equitable adjustment, the Seller must notify Buyer in writing of any request for adjustment within twenty (20) days from the date Seller receives notice from Buyer of a change, or from the date of any act of Buyer which Seller considers to constitute a change. Failure to agree to any adjustment shall be a dispute under the Disputes clause of this Subcontract. However, Seller shall proceed with the work as changed without interruption and without awaiting settlement of any such claim.

5.     1852.235-71  KEY  PERSONNEL  AND  FACILITIES  (MAR  1989)

(a) The personnel and/or facilities listed below (or specified in the subcontract Schedule) are considered essential to the work being performed under this Subcontract. Before removing, replacing, or diverting any of the listed or specified personnel or facilities, the Seller shall (1) notify the Buyers Contractual Representative reasonably in advance and (2) submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on this Subcontract.

(b)  The  Seller  shall  make  no  diversion  without  the  Buyers   Contractual
Representative's written consent; provided, that the Buyers Contractual Representative may ratify in writing the proposed change, and that ratification shall constitute the Buyers Contractual Representative's consent required by this clause.

(c) The list of personnel and/or facilities (shown below or as specified in the contract Schedule) may, with the consent of the contracting parties, be amended from time to time during the course of the Subcontract to add or delete personnel and/or facilities.

          PERSONNEL: KEITH BEALS, DAVE REVOLINSKI, MARTY HOLMQUIST, JOHN JACKLIN, JOSH STAMPS, JOE TAMBE, RUSSEL HOWARD, AND BRYCE CARPENTER


FACILITIES:

6.     PERIOD  OF  PERFORMANCE

The period of performance of this Subcontract shall be from the effective date through MARCH 31, 2006.

7.     OPTION  TO  EXTEND  THE TERM OF THE SUBCONTRACT (FAR 52.217-9) (MAR 2000)

(a) The Buyer may extend the term of this subcontract by written notice to the Seller within a reasonable time; provided that the Buyer gives the Seller a preliminary written notice of its intent to extend at least 15 days before the contract expires. The preliminary notice does not commit the Buyer to an extension.
(b) If the Buyer exercises this option, the extended Subcontract shall be negotiated prior to the end of this Subcontract.

                                       2
                                      PAGE

(c)  The  total  duration  of  this  Subcontract  shall  not   exceed   1  Year.
(d) The Buyer may exercise the option in its entirety or in increments of one month or more.

8.     PATENT  INDEMNITY

The Seller shall indemnify the Buyer and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the conduct of Seller in the performance of this Subcontract, provided the Seller is reasonably notified of such claims and proceedings.

9.     RISK  OF  LOSS

Unless the Subcontract specifically provides otherwise, risk of loss or damage to the supplies provided under this Subcontract shall remain with the Seller until, and shall pass to the Buyer upon:

(a)     Delivery  of  the  supplies  to  a  carrier, if transportation is f.o.b.
origin;  or

(b) Delivery of the supplies to the Buyer at the destination specified in the Subcontract, if transportation is f.o.b. destination.

10.     TAXES

The Subcontract price includes all applicable Federal, State, and local taxes and duties.

11.     TERMINATION  FOR  THE  BUYER'S  CONVENIENCE

The Buyer reserves the right to terminate this Subcontract, or any part hereof, for its sole convenience. In the event of such termination, the Seller shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this Subcontract, the Seller shall be paid for the portion of the work performed. The Seller shall not be required to comply with the cost accounting standards or subcontract cost principles for this purpose. This paragraph does not give the Buyer any right to audit the Seller's records. The Seller shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

12.     TERMINATION  FOR  CAUSE

The Buyer may terminate this Subcontract, or any part hereof, for cause in the event of any default by the Seller, or if the Seller fails to comply with any Subcontract terms and conditions, or fails to provide the Buyer, upon request, with adequate assurances of future performance. In the event of termination for cause, the Buyer shall not be liable to the Seller for any amount for supplies or services not accepted, and Buyer may exercise any and all rights and remedies provided by law. If it is determined that the Buyer improperly terminated this Subcontract for default, such termination shall be deemed a termination for convenience.

13.     TITLE

Unless specified elsewhere in this Subcontract, title to items furnished under this Subcontract shall pass to the Buyer when the Buyer takes physical possession.

14.     WARRANTY

The Seller warrants and implies that the hours and/or items delivered hereunder are merchantable and fit for use for the particular purpose described in this Subcontract.

15.     OTHER  COMPLIANCES

The Seller shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this Subcontract.

16.     COMPLIANCE  WITH  LAWS  UNIQUE  TO  GOVERNMENT  SUBCONTRACTS

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                                      PAGE

The Seller agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal subcontracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Subcontract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986; 41 U.S.C. 265 and 10 U.S.C. 2409 relating to whistleblower protections; 49 U.S.C. 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

17.     DISPUTES

(a)  Notwithstanding  any  provisions  herein  to  the  contrary:

     (1) If a decision relating to the Prime Contract is made by NASA and such decision is also related to this Subcontract, said decision, if binding upon Buyer under the Prime Contract shall in turn be binding upon Buyer and Seller with respect to such matter; provided, however, that if Seller disagrees with any such decision made by NASA and Buyer elects not to appeal such decision, Seller shall have the right reserved to Buyer under the Prime Contract with the NASA to prosecute a timely appeal in the name of Buyer, as permitted by the contract or by law, Seller to bear its own legal and other costs. If Buyer elects not to appeal any such decision, Buyer agrees to notify Seller in a timely fashion after receipt of such decision and to assist Seller in its prosecution of any such appeal in every reasonable manner. If Buyer elects to appeal any such decision of NASA, Buyer agrees to furnish Seller promptly with a copy of such appeal. Any decision upon appeal, if binding upon Buyer, shall in turn be binding upon Seller. Pending the making of any decision, either by the NASA or on appeal, Seller shall proceed diligently with performance of this Subcontract.

     (2) If, as a result of any decision or judgment which is binding upon Seller and Buyer, as provided above, Buyer is unable to obtain payment or reimbursement from the NASA under the Prime Contract for, or is required to refund or credit to the NASA, any amount with respect to any item or matter for which Buyer has reimbursed or paid Seller, and which relates to services performed by Seller, Seller shall, on demand, promptly repay such amount to Buyer. Additionally, pending the final conclusion of any appeal hereunder, Seller shall, on demand, promptly repay any such amount to Buyer. Buyer's maximum liability for any matter connected with or related to this Subcontract which was properly the subject of a claim against the NASA under the Prime Contract shall not exceed the amount of Buyer's recovery from the NASA.

     (3) Seller agrees to provide certification that data supporting any claim made by Seller hereunder is made in good faith and that the supporting data is accurate and complete to the best of Seller's knowledge or belief, all in accordance with the requirements of the Contract Disputes Act of 1978 (41USC601-613) and implementing regulations. If any claim of Seller is determined to be based upon fraud or misrepresentation, Seller agrees to defend, indemnify and hold Buyer harmless for any and all liability, loss, cost or expense resulting therefrom.

(b) Any dispute not addressed in paragraph (a) above, will be resolved in the following manner:

     (1) Buyer and Seller agree to enter into Negotiation to resolve any dispute. Both parties agree to negotiate in good faith to reach a mutually agreeable settlement within a reasonable amount of time.

     (2) If negotiations are unsuccessful, Buyer and Seller agree to enter into binding Arbitration. The American Arbitration Association (AAA) Commercial Arbitration Rules (most recent edition) are to govern this Arbitration. The
Arbitration shall take place in Seattle, Washington. The Arbitrator shall be bound to follow the applicable Subcontract provisions and Washington law in adjudicating the dispute. It is agreed by both parties that the Arbitrator's decision is final, and that no party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

     (3) Pending any decision, appeal or judgment referred to in this provision or the settlement of any dispute arising under this Subcontract, Seller shall proceed diligently with the performance of this Subcontract.

18.     INTELLECTUAL  PROPERTY  RIGHTS

Buyer shall own all right, title and interest in and to all tangible and intangible results and items arising in the course of performing or constituting the results of the work performed under this Subcontract, including without limitation all inventions, know-how, documentation, software and data (the

                                       4
                                      PAGE

"Technology"), and all intellectual property rights therein, including without limitation all current and future worldwide patents and other patent rights, copyrights, trade secrets, and all applications and registrations with respect to and of the foregoing. The Seller hereby irrevocably transfers, conveys and assigns to Buyer in perpetuity all right, title and interest in and to the Technology, including without limitation all intellectual property rights with respect thereto. Buyer shall have the exclusive right to apply for or register patents, copyrights, and such other proprietary protections as it wishes.

Except as expressly authorized in writing by the Buyer, the Seller shall not retain any rights to use, sell, distribute, publish, reproduce, modify, create derivative works of, make or have made, any of the Technology. Nothing otherwise contained in this Subcontract shall be implied to grant the Seller any license with respect to the Technology or to the work performed hereunder or the results thereof.

19.     LIMITED  RELEASE  OF  CONFIDENTIAL  BUSINESS  INFORMATION

(a) Buyer and/or NASA may find it necessary to release information submitted by the Seller, pursuant to the provisions of this Subcontract, to individuals not employed by NASA or Buyer. Business information that would ordinarily be entitled to confidential treatment may be included in the information released to such individuals. Accordingly, by signature on this Subcontract, the Seller hereby consents to a limited release of its confidential business information ("CBI").

(b) Possible circumstances where Buyer or NASA may release the Seller's CBI include, but are not limited to, the following:
     (1) To other contractors and subcontractors, and their employees tasked with assisting NASA in handling and processing of information and documents in the evaluation, the award or the administration of contracts, such as providing both pre-award and post-award audit support and specialized technical support to NASA's technical evaluation panels;
     (2) To NASA contractors and subcontractors, and their employees engaged in information systems analysis, development, operation, and maintenance, including performing data processing and management functions.

(c) Buyer and NASA recognizes its obligation to protect the Seller from competitive harm that could result from the release of such information to a competitor. Except where otherwise provided by law, Buyer/ and or NASA will permit the limited release of CBI under subparagraphs (1) or (2) only pursuant to non-disclosure agreements signed by the assisting contractor or subcontractor, and their individual employees who may require access to the CBI to perform the assisting contract).

(d) NASA's responsibilities under the Freedom of Information Act are not affected by this clause.

(e) The Seller agrees to include this clause, including this paragraph (e), in all subcontracts at all levels awarded pursuant to this Subcontract that require the furnishing of confidential business information by the subcontractor.

20.     INDEMNIFICATION

     (a) Seller shall indemnify, defend, and save Buyer harmless from and against any and all liability for injury to persons or property occasioned wholly or in part by an act or omission of Seller, its lower-tier subcontractors, agents, or employees, including any and all expense, legal or otherwise, incurred by Buyer in the defense of any claim or suit arising out of the work performed under this Subcontract; provided, however, that Seller shall not be liable for injury to persons or property caused by the sole negligence of Buyer, its agents and employees. Such damages include but are not limited to injury or death of persons (including employees of Seller), loss of or damage to property (including loss of use thereof), and economic loss, including lost profit or opportunity, pollution, and environmental impairment, and natural resource damages.

     (b) Buyer shall promptly notify Seller of any claim against Buyer which is covered by this indemnification provision and shall authorize representatives of Seller to settle or defend any such claim or suit and to represent Buyer in, or to take charge of, any litigation in connection therewith.

     (c) Seller shall indemnify, defend, and save Buyer harmless from and against any and all liability for any tax, including but not limited to sales, use, or value-added tax, arising out of or relating to Seller's delivery of goods or services to Buyer, or Seller's performance of this Subcontract. Buyer shall promptly notify Seller of any claim against Buyer for such taxes. Seller agrees to promptly take over and defend, at its own expense, any actions to collect such taxes, and shall pay any claims, demands, judgments and awards, including penalties and interest related thereto. The provisions of this paragraph shall continue in effect upon completion or termination of this Subcontract.

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                                      PAGE

21.     INSPECTION  AND  ACCEPTANCE

The  following  FAR  clauses are hereby incorporated by reference (see paragraph
26):
Clause
Number          Title                           Date
------          -----                           ----
52.246-7          Inspection  Of  Research  And  Development          AUG  1996
               -Fixed  Price
52.246-9     Inspection  of  Research  and  Development               APR  1984
(Short  Form)

22. 1852.227-72 DESIGNATION OF NEW TECHNOLOGY REPRESENTATIVE AND PATENT REPRESENTATIVE (JUL 1997)

(a) For purposes of administration of the clause of this contract entitled "New Technology" or "Patent Rights -- Retention by the Subcontractor (Short Form)", whichever is included, the following named representatives are hereby designated by the Buyers Contractual Representative to administer such clause:

New  Technology  Representative

Andrews  Space
505  5th  Avenue  South,  Suite  300
Seattle  WA  98104
Attn:  Kim  Huyber

Patent  Representative

Andrews  Space
505  5th  Avenue  South,  Suite  300
Seattle  WA  98104
Attn:  Kim  Huyber

(b) Reports of reportable items, and disclosure of subject inventions, interim reports, final reports, utilization reports, and other reports required by the clause, as well as any correspondence with respect to such matters, should be directed to the New Technology Representative unless transmitted in response to correspondence or request from the Patent Representative. Inquires or requests regarding disposition of rights, election of rights, or related matters should be directed to the Patent Representative. This clause shall be included in any subcontract hereunder requiring a "New Technology" clause or "Patent Rights--Retention by the Subcontractor
     (Short Form)" clause, unless otherwise authorized or directed by the Contracting Officer. The respective responsibilities and authorities of the above-named representatives are set forth in
1827.305-370  of  the  NASA  FAR  Supplement.

23. 1852.245-73 FINANCIAL REPORTING OF NASA PROPERTY IN THE CUSTODY OF CONTRACTORS (OCT 2003)

(a) The Seller shall submit annually a NASA Form (NF) 1018, NASA Property in the Custody of Subcontractors, in accordance with the provisions of 1845.505-14, the instructions on the form, subpart 1845.71, and any supplemental instructions for the current reporting period issued by NASA.

(b) (1) Seller use of NF 1018 is not required by this clause; however, the Seller shall include data on property in the possession of subcontractors in the annual NF 1018.

     (2) The Seller shall mail the original signed NF 1018 directly to the cognizant NASA Center Deputy Chief Financial Officer, Finance, unless the Seller uses the NF 1018 Electronic Submission System (NESS) for report preparation and submission.

(3)  One  copy  shall  be  submitted  Andrews  Space.

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                                      PAGE

(c) (1) The annual reporting period shall be from October 1 of each year through September 30 of the following year. The report shall be submitted in time to be received by October 15. The information contained in these reports is entered into the Buyer's accounting system to reflect current asset values for financial statement purposes. Therefore, it is essential that required reports be received no later than October 15. Some activity may be estimated for the month of September, if necessary, to ensure the NF 1018 is received when due. However, Seller's procedures must document the process for developing these estimates based on planned activity such as planned purchases or NASA Form 533 (NF 533 Subcontractor Financial Management Report) cost estimates. It should be supported and documented by historical experience or other corroborating evidence, and be retained in accordance with FAR Subpart 4.7, Subcontractor Records Retention. Subcontractors shall validate the reasonableness of the estimates and associated methodology by comparing them to the actual activity once that data is available, and adjust them accordingly. In addition, differences between the estimated cost and actual cost must be adjusted during the next reporting period. Subcontractors shall have formal policies and procedures, which address the validation of NF 1018 data, including data from subcontractors, and the identification and timely reporting of errors. The objective of this validation is to ensure that information reported is accurate and in compliance with the NASA FAR Supplement. If errors are discovered on NF 1018 after submission, the contractor shall contact the cognizant NASA Center Industrial Property Officer (IPO) within 30 days after discovery of the error to discuss corrective action.

     (2) The Buyer may, in the Buyer's and/or NASA's interest, withhold payment until a reserve not exceeding $25,000 or 5 percent of the amount of the contract, whichever is less, has been set aside, if the Seller fails to submit annual NF 1018 reports in accordance with 1845.505-14 and any supplemental instructions for the current reporting period issued by NASA. Such reserve shall be withheld until the Buyers Contractual Representative has determined that Buyer has received the required reports. The withholding of any amount or the subsequent payment thereof shall not be construed as a waiver of any Government and/or Buyer rights.

(d) A final report shall be submitted within 30 days after disposition of all property subject to reporting when the contract performance period is complete in accordance with (b)(1) through (3) of this clause.

24.     SAFETY  AND  HEALTH  (APR  2002)

(a) Safety is the freedom from those conditions that can cause death, injury, occupational illness, damage to or loss of equipment or property, or damage to the environment. NASA's safety priority is to protect: (1) the public, (2) astronauts and pilots, (3) the NASA workforce (including contractor employees working on NASA contracts), and (4) high-value equipment and property.

(b) The Seller shall take all reasonable safety and occupational health measures in performing this Subcontract. The Seller shall comply with all Federal, State, and local laws applicable to safety and occupational health and with the safety and occupational health standards, specifications, reporting requirements, and any other relevant requirements of this contract.

(c) The Seller shall take, or cause to be taken, any other safety, and occupational health measures the Buyers Contractual Representative may reasonably direct. To the extent that the Seller may be entitled to an equitable adjustment for those measures under the terms and conditions of this contract, the equitable adjustment shall be determined pursuant to the procedures of the changes clause of this contract; provided, that no adjustment shall be made under this Safety and Health clause for any change for which an equitable adjustment is expressly provided under any other clause of the contract.

(d) The Seller shall immediately notify and promptly report to the Buyer or a designee any accident, incident, or exposure resulting in fatality, lost-time occupational injury, occupational disease, contamination of property beyond any stated acceptable limits set forth in the contract Schedule; or property loss of $25,000 or more, or Close Call (a situation or occurrence with no injury, no damage or only minor damage (less than $1,000) but possesses the potential to cause any type mishap, or any injury, damage, or negative mission impact) that may be of immediate interest to NASA and/or the Buyer, arising out of work performed under this contract. The Seller is not required to include in any report an expression of opinion as to the fault or negligence of any employee. In addition, service contractors (excluding construction contracts) shall provide quarterly reports specifying lost-time frequency rate, number of lost-time injuries, exposure, and accident/incident dollar losses as specified in the Subcontract Schedule.

                                       7
                                      PAGE

(e) The Seller shall investigate all work-related incidents, accidents, and Close Calls, to the extent necessary to determine their causes and furnish the Buyers Contractual Representative a report, in such form as the Buyers Contractual Representative may require, of the investigative findings and proposed or completed corrective actions.

(f) (1) The Buyers Contractual Representative may notify the Seller in writing of any noncompliance with this clause and specify corrective actions to be taken. When the Buyers Contractual Representative becomes aware of noncompliance that may pose a serious or imminent danger to safety and health of the public, astronauts and pilots, the NASA workforce (including contractor employees working on NASA contracts), or high value mission critical equipment or property, the Buyers Contractual Representative shall notify the Seller orally, with written confirmation. The Seller shall promptly take and report any necessary corrective action.

     (2) If the Seller fails or refuses to institute prompt corrective action in accordance with subparagraph (f)(1) of this clause, the Buyers Contractual Representative may invoke the stop-work order clause in this Subcontract or any other remedy available to the Buer in the event of such failure or refusal.

(g) The Seller (or subcontractor or supplier) shall insert the substance of this clause, including this paragraph (g) and any applicable Schedule provisions and clauses, with appropriate changes of designations of the parties, in all solicitations and subcontracts of every tier, when one or more of the following conditions exist:

     (1) The work will be conducted completely or partly on premises owned or controlled by the Government.

     (2) The work includes construction, alteration, or repair of facilities in excess of the simplified acquisition threshold.

(3) The work, regardless of place of performance, involves hazards that could endanger the public, astronauts and pilots, the NASA workforce (including Seller employees working on NASA contracts), or high value equipment or property, and the hazards are not adequately addressed by Occupational Safety and Health Administration (OSHA) or Department of Transportation (DOT) regulations (if applicable).

(4) When the Seller (or subcontractor or supplier) determines that the assessed risk and consequences of a failure to properly manage and control the hazard(s) warrants use of the clause.

(h) The Seller (or subcontractor or supplier) may exclude the provisions of paragraph (g) from its solicitation(s) and subcontract(s) of every tier when it determines that the clause is not necessary because the application of the OSHA and DOT (if applicable) regulations constitute adequate safety and occupational health protection. When a determination is made to exclude the provisions of paragraph (g) from a solicitation and subcontract, the Seller must notify and provide the basis for the determination to the Contracting Officer. In subcontracts of every tier above the micro-purchase threshold for which paragraph (g) does not apply, the Seller (or subcontractor or supplier) shall insert the substance of paragraphs (a), (b), (c), and (f) of this clause).

(i) Authorized Buyer representatives shall have access to and the right to examine the sites or areas where work under this contract is being performed in order to determine the adequacy of the Seller's safety and occupational health measures under this clause.

(j) The Seller shall continually update the safety and health plan when necessary. In particular, the Seller shall furnish a list of all hazardous operations to be performed, and a list of other major or key operations required or planned in the performance of the contract, even though not deemed hazardous by the Seller. The Buyer and the Seller shall jointly decide which operations are to be considered hazardous, with Buyer as the final authority. Before hazardous operations commence, the Seller shall submit for Buyer concurrence -

     (1) Written hazardous operating procedures for all hazardous operations; and/or

     (2) Qualification standards for personnel involved in hazardous operations.

25.     1852.223-75  MAJOR  BREACH  OF  SAFETY  OR  SECURITY  (FEB  2002)

(a) Safety is the freedom from those conditions that can cause death, injury, occupational illness, damage to or loss of equipment or property, or damage to the environment. Safety is essential to NASA and is a material part of this contract. NASA's safety priority is to protect: (1) the public; (2) astronauts and pilots; (3) the NASA workforce (including contractor employees working on NASA contracts); and (4) high-value equipment and property. A major breach of safety may constitute a breach of contract that entitles the Government and/or

                                       8
                                      PAGE

the Buyer to exercise any of its rights and remedies applicable to material parts of this contract, including termination for default. A major breach of safety must be related directly to the work on the contract. A major breach of safety is an act or omission of the Seller that consists of an accident, incident, or exposure resulting in a fatality or mission failure; or in damage to equipment or property equal to or greater than $1 million; or in any "willful" or "repeat" violation cited by the Occupational Safety and Health Administration (OSHA) or by a state agency operating under an OSHA approved plan.

(b) Security is the condition of safeguarding against espionage, sabotage, crime (including computer crime), or attack. A major breach of security may constitute a breach of contract that entitles the Government and/or the Buyer to exercise any of its rights and remedies applicable to material parts of this contract, including termination for default. A major breach of security may occur on or off Government installations, but must be related directly to the work on the contract. A major breach of security is an act or omission by the Seller that results in compromise of classified information, illegal technology transfer, workplace violence resulting in criminal conviction, sabotage, compromise or denial of information technology services, equipment or property damage from vandalism greater than $250,000, or theft greater than $250,000.

(c) In the event of a major breach of safety or security, the Seller shall report the breach to the Buyers Contractual Representative. If directed by the Buyers Contractual Representative, the Seller shall conduct its own investigation and report the results to the Buyers Contractual Representative. The Seller shall cooperate with the Government and/or Buyers investigation, if conducted.

26.     1852.225-70  EXPORT  LICENSES  (FEB  2000)

(a) The Seller shall comply with all U.S. export control laws and regulations, including the International Traffic in Arms Regulations (ITAR), 22 CFR Parts 120 through 130, and the Export Administration Regulations (EAR), 15 CFR Parts 730 through 799, in the performance of this contract. In the absence of available license exemptions/exceptions, the Seller shall be responsible for obtaining the appropriate licenses or other approvals, if required, for exports of hardware, technical data, and software, or for the provision of technical assistance.

(b) The Seller shall be responsible for obtaining export licenses, if required, before utilizing foreign persons in the performance of this contract, including instances where the work is to be performed on-site at MSFC, where the foreign person will have access to export-controlled technical data or software.

(c) The Seller shall be responsible for all regulatory record keeping requirements associated with the use of licenses and license exemptions/exceptions.

(d) The Seller shall be responsible for ensuring that the provisions of this clause apply to its subcontractors.

27.     EDUCATION  AND  PUBLIC  OUTREACH

At least one (1) percent of the total contract value of this effort shall be invested in education and public outreach activities as further delineated in the statement of work.

28.     INCORPORATION  OF  FAR  AND  NASA  FAR  SUPPLEMENT  CLAUSES

(a) The following FAR and NASA FAR Supplement clauses are hereby incorporated by reference. In all such clauses, unless the context of the clause requires otherwise, the term "Subcontractor" shall mean Seller, the term "Contract" shall mean this Subcontract, and the terms "Government," "Contracting Officer" and equivalent phrases shall mean Buyer and Buyers Contractual Representative, respectively. It is intended that the referenced clauses shall apply to Seller in such manner as is necessary to reflect the position of Seller as a subcontractor to Buyer, to insure Seller's obligations to Buyer and to the United States Government, and to enable Buyer to meet its obligations under its Prime Contract or Subcontract.

(b)  The  following  definitions  apply  unless  otherwise  specifically stated:

          "Buyer" - the legal entity issuing this Subcontract. "Subcontract Administrator" - Buyers Contractual Representative "Seller" - the legal entity which contracts with the Buyer. "This Subcontract" - this contractual instrument, including changes. "Prime Contract" - the Government contract under which this Subcontract is issued.

                                       9
                                      PAGE

          "FAR"  -  the  Federal  Acquisition  Regulation.

(c) Federal Acquisition Regulation (48 CFR Chapter 1) Clauses Incorporated herein:

This Subcontract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, Buyer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

FAR  Clauses:  http://www.arnet.gov/far/
NASA  FAR  Supplement  clauses:
http://www.hq.nasa.gov/office/procurement/regs/nfstoc.htm
MSFC  Clauses:  http://ec.msfc.nasa.gov/msfc/msfc_uni.html

PART  A:    FEDERAL  ACQUISITION  REGULATION  (48  CFR  CHAPTER  1)




                       Clause
Number. . . . . . . .  Title                                                   Date
---------------------  ------------------------------------------------------  --------

52.202-1. . . . . . .  Definitions                                             JUL 2004
52.203-3. . . . . . .  Gratuities                                              APR 1984
52.203-5. . . . . . .  Covenant Against Contingent Fees                        APR 1984
52.203-6. . . . . . .  Restrictions on Subcontractor Sales to the              JUL 1995
                       Government
52.203-7. . . . . . .  Anti-Kickback Procedures                                JUL 1995
52.203-8. . . . . . .  Cancellation, Rescission, and Recovery of               JAN 1997
                       Funds for Illegal or Improper Activity
52.203-10 . . . . . .  Price or Fee Adjustment for Illegal or                  JAN 1997
                       Improper Activity
52.203-12 . . . . . .  Limitation on Payments to Influence Certain             JUN 2003
                       Federal Transactions
                       52.204-1                  Approval of Contract          DEC 1989
52.204-4. . . . . . .  Printed or Copied Double-Sided on Recycled              AUG 2000
                       Paper
52.204-7. . . . . . .  Central Contractor Registration                         OCT 2003
52.209-6. . . . . . .  Protecting the Government's Interest When               JAN 2005
                       Subcontracting with Contractors Debarred,
                       Suspended, or Proposed for Debarment
52.211-15 . . . . . .  Defense Priority and Allocation Requirements            SEP 1990
52.215-2. . . . . . .  Audit and Records-Negotiation                           JUN 1999
52.215-8. . . . . . .  Order of Precedence-Uniform Contract Format             OCT 1997
52.215-11 . . . . . .  Price Reduction for Defective Cost or Pricing Data-     OCT 1997
                       Modifications
52.215-13 . . . . . .  Subcontractor Cost or Pricing Data-Modifications        OCT 1997
52.215-14 . . . . . .  Integrity of Unit Prices                                OCT 1997
52.215-15 . . . . . .  Pension Adjustments and Asset Reversions                OCT 2004
52.215-17 . . . . . .  Waiver of Facilities Capital Cost of Money              OCT 1997
52.215-18 . . . . . .  Reversion or Adjustment of Plans for                    OCT 1997
                       Postretirement Benefits (PRB) Other Than
                       Pensions
52.215-21 . . . . . .  Requirements for Cost or Pricing Data or                OCT 1997
                       Information Other Than Cost or Pricing

                                       10
                                      PAGE

                       Data-Modifications
52.215-21 . . . . . .  Requirements for Cost or Pricing Data or                OCT 1997
                       Information Other Than Cost or Pricing
                       Data-Modifications (Alternate II)
52.222-3. . . . . . .  Convict Labor                                           JUN 2003
52.222-21              Prohibition of Segregated Facilities                    FEB 1999
52.222-26 . . . . . .  Equal Opportunity                                       APR 2002
52.222-35 . . . . . .  Equal Opportunity for Special Disabled Veterans,        DEC 2001
                       Veterans of the Vietnam Era, and Other Eligible
                       Veterans
52.222-36 . . . . . .  Affirmative Action for Workers with Disabilities        JUN 1998
52.222-37 . . . . . .  Employment Reports on Special Disabled                  DEC 2001
                       Veterans, Veterans of the Vietnam Era, and
                       Other Eligible Veterans
52.223-3. . . . . . .  Hazardous Material Identification and                   JUL 1995
                       Material Safety Data (Alternate I)
52.223-6. . . . . . .  Drug-Free Workplace                                     MAY 2001
52.223-14 . . . . . .  Toxic Chemical Release Reporting                        AUG 2003
52.225-1. . . . . . .  Buy American Act- Supplies                              JUN 2003
52.225-13 . . . . . .  Restrictions on Certain Foreign Purchases               DEC 2003
52.227-1. . . . . . .  Authorization and Consent (Alternate I)                 JUL 1995
52.227-14 . . . . . .  Rights In Data-General                                  JUN 1987
                       52.227-16                Additional Data Requirements
52.227-23 . . . . . .  Rights To Proposal Data (Technical)                     JUN 1987
52.228-5. . . . . . .  Insurance-Work on a Government Installation             JAN 1997
52.229-3. . . . . . .  Federal, State, and Local Taxes                         APR 2003
52.232-2. . . . . . .  Payments under Fixed-Price Research                     APR 1984
                       and Development Contracts
52.232-9. . . . . . .  Limitation on Withholding of Payments                   APR 1984
52.232-16 . . . . . .  Progress Payments (Alternate I)                         MAR 2000
52.232-17 . . . . . .  Interest                                                JUN 1996
52.232-23 . . . . . .  Assignment Of Claims                                    JAN 1986
52.232-25 . . . . . .  Prompt Payment                                          OCT 2003
52.232-34 . . . . . .  Payment By Electronic Funds Transfer-                   MAY 1999
                       Other Than Central Contractor Registration
52.233-1. . . . . . .  Disputes                                                JUL 2002
52.233-3. . . . . . .  Protest After Award                                     AUG 1996
52.233-4. . . . . . .  Applicable Law for Breach of Contract Claim             OCT 2004
52.242-13 . . . . . .  Bankruptcy                                              JUL 1995
52.243-1. . . . . . .  Changes Fixed-Price                                     AUG 1987
52.243-1. . . . . . .  Changes Fixed-Price (Alternate V)                       APR 1984
52.243-7. . . . . . .  Notification of Changes                                 APR 1984
52.244-2. . . . . . .  Subcontracts                                            AUG 1998
52.244-5. . . . . . .  Competition in Subcontracting                           DEC 1996
52.244-6. . . . . . .  Subcontracts for Commercial Items                       DEC 2004
52.245-2. . . . . . .  Government Property (Fixed-Price Contracts)             MAY 2004
52.246-23 . . . . . .  Limitation of Liability                                 FEB 1997
52.249-2. . . . . . .  Termination for Convenience of the                      MAY 2004
                       Government (Fixed-Price)
52.249-9. . . . . . .  Default (Fixed-Price Research and Development)          APR 1984
52.253-1. . . . . . .  Computer Generated Forms                                JAN 1991

PART  B:    NASA  FAR  SUPPLEMENT  (48  CFR  CHAPTER  18)  CLAUSES
            ------------------------------------------------------

                                       11
                                      PAGE



                       Clause
Number. . . . . . . .  Title                                                   Date
---------------------  ------------------------------------------------------  --------
1852.203-70            Display of Inspector General Hotline Posters            JUN 2001
1852.219-77            NASA Mentor-Prot g  Program                             MAY 1999
1852.223-74            Drug and Alcohol-Free Workforce                         MAR 1996
1852.225-70            Export Licenses                                         FEB 2000
1852.227-14            Rights in Data--General  **Modifies FAR Clause**        JUN 1987
1852.235-70            Center for Aerospace Information                        FEB 2003
1852.242-75            Earned Value Management Systems                         MAR 1999
1852.242-76            Modified Cost Performance Report                        MAR 1999





29. MSFC 52.252-90 REPRESENTATIONS, CERTIFICATIONS, AND OTHER STATEMENTS OF OFFERORS OR QUOTERS INCORPORATED BY REFERENCE (FEB 2001)

The Representations, Certifications, and Other Statements of Offerors or Quoters (Section K of the solicitation document) as completed by the Seller are hereby incorporated in their entirety by reference, with the same force and effect as if they were given in full text.

30. 1852.204-76 SECURITY REQUIREMENTS FOR UNCLASSIFIED INFORMATION TECHNOLOGY RESOURCES (NOV 2004)

(a) The Seller shall be responsible for Information Technology security for all systems connected to a NASA or Buyer's network or operated by Seller for NASA or Buyer, regardless of location. This clause is applicable to all or any part of the Subcontract that includes information technology resources or services in which the Buyer must have physical or electronic access to NASA's sensitive information contained in unclassified systems that directly support the mission of NASA. This includes information technology, hardware, software, and the management, operation, maintenance, programming, and system administration of computer systems, networks, and telecommunications systems. Examples of tasks that require security provisions include:

     (1) Computer control of spacecraft, satellites, or aircraft or their payloads;

     (2) Acquisition, transmission or analysis of data owned by NASA with significant replacement cost should the contractor's copy be corrupted; and

     (3) Access to NASA networks or computers at a level beyond that granted the general public, e.g. bypassing a firewall.

(b) The Buyer shall provide, implement, and maintain an IT Security Plan. This plan shall describe the processes and procedures that will be followed to ensure appropriate security of IT resources that are developed, processed, or used under this Subcontract. The plan shall describe those parts of the Subcontract to which this clause applies. The Buyer's IT Security Plan shall be compliant with Federal laws that include, but are not limited to, the Computer Security Act of 1987 (40 U.S.C. 1441 et seq.) and the Government Information Security Reform Act of 2000. The plan shall meet IT security requirements in accordance with Federal and NASA policies and procedures that include, but are not limited to:

     (1) OMB Circular A-130, Management of Federal Information Resources, Appendix III, Security of Federal Automated Information Resources;

     (2) NASA Procedures and Guidelines (NPR) 2810.1, Security of Information Technology; and

     (3)  Chapter  3  of  NPR  1620.1,  NASA Security Procedures and Guidelines.

                                       12
                                      PAGE

(d) (1) Contractor personnel requiring privileged access or limited privileged access to systems operated by the Contractor for NASA or interconnected to a NASA network shall be screened at an appropriate level in accordance with NPR 2810.1, Section 4.5; NPR 1620.1, Chapter 3; and paragraph
(d)(2) of this clause. Those Contractor personnel with non-privileged access do not require personnel screening. NASA shall provide screening using standard personnel screening National Agency Check (NAC) forms listed in paragraph (d)(3) of this clause, unless contractor screening in accordance with paragraph (d)(4) is approved. The Contractor shall submit the required forms to the NASA Center Chief of Security (CCS) within fourteen (14) days after contract award or assignment of an individual to a position requiring screening. The forms may be obtained from the CCS. At the option of the government, interim access may be granted pending completion of the NAC.

     (2) Guidance for selecting the appropriate level of screening is based on the risk of adverse impact to NASA missions. NASA defines three levels of risk for which screening is required (IT-1 has the highest level of risk):

          (i) IT-1 -- Individuals having privileged access or limited privileged access to systems whose misuse can cause very serious adverse impact to NASA missions. These systems include, for example, those that can transmit commands directly modifying the behavior of spacecraft, satellites or aircraft.

          (ii) IT-2 -- Individuals having privileged access or limited privileged access to systems whose misuse can cause serious adverse impact to NASA missions. These systems include, for example, those that can transmit commands directly modifying the behavior of payloads on spacecraft, satellites or aircraft; and those that contain the primary copy of "level 1" data whose cost to replace exceeds one million dollars.

          (iii) IT-3 -- Individuals having privileged access or limited privileged access to systems whose misuse can cause significant adverse impact to NASA missions. These systems include, for example, those that interconnect with a NASA network in a way that exceeds access by the general public, such as bypassing firewalls; and systems operated by the contractor for NASA whose function or data has substantial cost to replace, even if these systems are not interconnected with a NASA network.

     (3) Screening for individuals shall employ forms appropriate for the level of risk as follows:

          (i) IT-1: Fingerprint Card (FC) 258 and Standard Form (SF) 85P, Questionnaire for Public Trust Positions;

          (ii) IT-2: FC 258 and SF 85, Questionnaire for Non-Sensitive Positions; and

          (iii)  IT-3:  NASA  Form  531,  Name  Check,  and  FC  258.

     (4) The Contracting Officer may allow the Contractor to conduct its own screening of individuals requiring privileged access or limited privileged access provided the Contractor can demonstrate that the procedures used by the Contractor are equivalent to NASA's personnel screening procedures. As used here, equivalent includes a check for criminal history, as would be conducted by NASA, and completion of a questionnaire covering the same information as would be required by NASA.

     (5) Screening of contractor personnel may be waived by the Contracting Officer for those individuals who have proof of -

          (i) Current or recent national security clearances (within last three years);

          (ii)  Screening  conducted  by  NASA  within  last  three  years;  or

          (iii) Screening conducted by the Contractor, within last three years, that is equivalent to the NASA personnel screening procedures as approved by the Contracting Officer under paragraph (d)(4) of this clause.

(e) The Contractor shall ensure that its employees, in performance of the contract, receive annual IT security training in NASA IT Security policies, procedures, computer ethics, and best practices in accordance with NPR 2810.1,
Section 4.3 requirements. The contractor may use web-based training available from NASA to meet this requirement.

                                       13
                                      PAGE

(f) The Contractor shall afford NASA, including the Office of Inspector General, access to the Contractor's and subcontractors' facilities, installations, operations, documentation, databases and personnel used in performance of the contract. Access shall be provided to the extent required to carry out a program of IT inspection, investigation and audit to safeguard against threats and hazards to the integrity, availability and confidentiality of NASA data or to the function of computer systems operated on behalf of NASA, and to preserve evidence of computer crime.

(g) The Contractor shall incorporate the substance of this clause in all subcontracts that meet the conditions in paragraph (a) of this clause.

31.     1852.228-75  MINIMUM  INSURANCE  COVERAGE  (OCT  1988)

The Seller shall obtain and maintain insurance coverage as follows for the performance of this contract:

(a) Worker's compensation and employer's liability insurance as required by applicable Federal and state workers' compensation and occupational disease statutes. If occupational diseases are not compensable under those statutes, they shall be covered under the employer's liability section of the insurance policy, except when contract operations are so commingled with the Seller's commercial operations that it would not be practical. The employer's liability coverage shall be at least $100,000, except in States with exclusive or monopolistic funds that do not permit workers' compensation to be written by private carriers.

(b) Comprehensive general (bodily injury) liability insurance of at least $500,000 per occurrence.

(c) Motor vehicle liability insurance written on the comprehensive form of policy which provides for bodily injury and property damage liability covering the operation of all motor vehicles used in connection with performing the contract. Policies covering motor vehicles operated in the United States shall provide coverage of at least $200,000 per person and $500,000 per occurrence for bodily injury liability and $20,000 per occurrence for property damage. The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

(d) Comprehensive general and motor vehicle liability policies shall contain a provision worded as follows:

"The insurance company waives any right of subrogation against the United States of America which may arise by reason of any payment under the policy."

(e) When aircraft are used in connection with performing the contract, aircraft public and passenger liability insurance of at least $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability, and $200,000 per occurrence for property damage. Coverage for passenger liability bodily injury shall be at least $200,000 multiplied by the number of seats or passengers, whichever is greater.

32.     GENERAL  RELATIONSHIP

Buyer is not an employee of Seller for any purpose whatsoever. Seller agrees that in all matters relating to this Subcontract it shall be acting as an independent contractor and shall assume and pay all liabilities and perform all obligations imposed with respect to the performance of this Subcontract. Seller shall have no right, power or authority to create any obligation, expressed or implied, on behalf of Buyer and/or the Government and shall have no authority to represent Buyer as an agent.

33.     NON-WAIVER  OF  RIGHTS

The failure of Buyer to insist upon strict performance of any of the terms and conditions in the Subcontract, or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of the same or to rely on any such terms or conditions at any time thereafter. The invalidity in whole or in part of any term or condition of this Subcontract shall not affect the validity of other parts hereof.

34.     APPLICABLE  STATE  LAW  AND  COMPLIANCE

This Subcontract shall be governed by and construed in accordance with the laws of the State of Washington. Seller agrees to comply with the applicable provisions of any federal, state or local law or ordinance and all rules and regulations issued thereunder.

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                                      PAGE

35.     ENTIRE  AGREEMENT

The parties hereby agree that this Subcontract, including all documents attached hereto and/or incorporated herein by reference, shall constitute the entire agreement and understanding between the parties hereto and shall supersede and replace any and all prior or contemporaneous representations, agreements or understandings of any kind, whether written or oral, relating to the subject matter hereof.

IN WITNESS WHEREOF, the duly authorized representatives of Buyer and the Seller have executed this Subcontract on the Dates shown.


SELLER:                              BUYER:

SpaceDev,  Inc.                              Andrews  Space,  Inc.



By:  /s/Richard  B.  Slansky                    By:  /s/  Marian  Joh
----------------------------                    ---------------------
       Richard  B.  Slansky                               Marian  Joh




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                               LIST OF ATTACHMENTS



ATTACHMENT  NO.              DESCRIPTION                    PAGES
---------------              -----------                    -----

     A-1               Statement  of  Work

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